Exhibit 99.1

08.27.2021

Thomas Burghardt (00:01:26):

Hello, everyone. Welcome to today's webcast of Launch Vehicle 6 or LV0006, Astra's third orbital launch attempt. Today's mission is a demonstration launch for Astra in partnership with the United States Space Force. The flight is taking place from Kodiak Island, Alaska, and we are coming to you live today from Astra's headquarters in Alameda, California, where teams in mission control are conducting the launch attempt.

Thomas Burghardt (00:01:48):

My name is Thomas Burghardt, News Director for NASASpaceFlight.com and one of your hosts for today's launch. I'm joined by Carolina Grossman, Director of Product Management at Astra. Carolina, how are things looking for today's launch?

Carolina Grossman (00:01:58):

Thanks, Thomas. We are just inside T-minus 50 minutes from launch. We are tracking upper-level winds, but our latest weather data looks good and the team has begun loading propellant onto the vehicle.

Thomas Burghardt (00:02:11):

That is excellent to hear, thanks, Carolina. As usual, throughout the course of our broadcast, we'll be taking your questions live, so if you have questions about what you're seeing, what's going on, please feel free to throw them in the chat and tag us with @NASASpaceFlight. We'll be getting through as many of those questions as we can over the course of the countdown and the launch, but really quick, we're going to take a look at the static fire tests, which led into today's launch campaign.

Chris Kemp (00:02:34):

The hot fire test is the final test of the entire integrated launch system, where we get to test every single component of the rocket.

Chris Kemp (00:02:52):

With every new version of the rocket, we perform a hot fire test that allows us to make sure that all of the upgrades work before we launch the rocket in space. Once we're done with this test, we pack up the rocket and Astra is on its way to orbit.

Thomas Burghardt (00:03:16):

So, as we mentioned, today's mission is a test flight for the United States Space Force and our first question is talking about the payload onboard today. So, Carolina, what is in that payload fairing for today's launch?

Carolina Grossman (00:04:04):

Absolutely, we have a payload from the US Space Force part of the space test program. It is a test payload, so we will not be deploying it on today's mission.

Thomas Burghardt (00:04:15):

Gotcha. And this is, of course, Astra's third orbital launch attempt, and I believe that makes today's flight the first Astra launch with an actual payload onboard?

Carolina Grossman (00:04:23):

That's right. This is our first commercial payload onboard an Astra rocket, which is very exciting.

Thomas Burghardt (00:04:30):

And I want to talk about where today's launch is lifting off from. We're looking at the beautiful launch site out in Kodiak, Alaska, which was also the home of the two prior Rocket 3 orbital launch attempts, correct?

Carolina Grossman (00:04:40):

Yes, that's right. Our scenic launchpad in Kodiak, Alaska is what you're looking at now on your screen. Kodiak is 250 miles south of Anchorage and is the second largest island in the United States, after the big island of Hawaii. You might be surprised, but the weather is actually not as cold there as you might think. Typically, highs are in the sixties and lows are in the fifties Fahrenheit this time of year.

Carolina Grossman (00:05:03):

Kodiak is the home of the Pacific Space Port Complex Alaska also known as PSCA, which first opened in 1998 and is a launching site for suborbital and orbital launch vehicles in the US. That's where LV6 will launch from today. And we'd like to take a moment now to thank all of the PSCA team for being an instrumental part of our launch and continuing to help us safely and efficiently operate in beautiful Kodiak.

Thomas Burghardt (00:05:27):

It is an absolutely gorgeous launch site, and we're getting treated to some beautiful views of today's launch. And like we said, we're just over 50 minutes away, we're currently targeting a liftoff of 2:00 PM Pacific time. And that is the opening of a window and as you can see on the screen one watch item we are looking at is winds, but I believe, right now, everything is tracking on time for launch, is that right?

Carolina Grossman (00:05:51):

That's right, so far we are moving smoothly through our countdown procedure.

Thomas Burghardt (00:05:55):

That is great to hear. You will also be hearing the countdown net as the launch controllers go through their various procedures. You'll hear that every once in a while. That'll give another update on how the countdown is progressing and as we look at mission control here in Alameda, I'll point out... Well, one of them has stepped out. I'll point out the launch conductor, which is Chris Hofmann and the Mohawk in the back row there, he will be joined on his right shortly by launch director, Chris Thompson. And that is the half a dozen or so folks here in launch control in Alameda, and they are joined by another crew that is similarly small out there in Kodiak, isn't that right?

Carolina Grossman (00:06:32):

That's right, we have our red team of six that's out there in Alaska. They do everything that we need to do to set up our whole launch site, prepare the rocket and it's been wonderful to have a very small and nimble team, especially as we continue to work through the COVID-19 pandemic. The team is working very hard to stay safe out there and we want to thank them for all that they do to help us operate so efficiently.

Thomas Burghardt (00:06:59):

We'll be able to see the teams hard at work today. And what we're also seeing now is the beginning of propellant load operations, just before the stream started, the teams polled go for propellant load, and you could see the rocket starting to get frosty on the outside. Let's talk a little bit about that. The Astra Rocket 3 series is fueled by kerosene and liquid oxygen. The kerosene is ambient temperature, which is why you're going to see that frost line kind of partway up the rocket there, not the entire rocket, because only the liquid oxygen tank, which is on top, is going to cause the air around the rocket to condense and you'll see that ice forming on the outside as we see with many, many launch vehicles that we've watched here at NASA Space Flight and as that frost progresses, we'll get that visual indicator of how fuel load is going. And that will continue until just a few minutes before launch.

Thomas Burghardt (00:07:46):

Diving back into some more questions here, we have one asking about potential future re-usability. I don't believe Astra is going to go that route, can you tell us a little bit about why, Carolina?

Carolina Grossman (00:07:56):

Right. We are focused on producing expendable rockets. There's a few reasons. One is just from a physics perspective, you have to carry extra mass to make a rocket that can withstand reusable flight and we also get economies of scale as we make more and more of the same type of rocket, since we can save that refurbishment cost. And finally, we designed our rocket as a small rocket that is not designed to be carrying people, we're sending payloads up into space, and so, we want to focus on making something as efficient and simple as possible. One of our values here at Astra is that simple scales, so we don't want to add a lot of mass and try and reuse things and build in that extra engineering work, so expendable design, we believe, is going to be the path to help us get up to scale.

Thomas Burghardt (00:08:48):

That's simple scale's philosophy is written all over the place here at the factory, you see it everywhere. And those simple, small launch vehicles that you can mass produce to the point where your serial number needs three zeros at the beginning of it, so you have room for all those future rockets.

Carolina Grossman (00:09:02):

Absolutely, we are hoping to provide daily space delivery someday, so those three zeros, we can't wait to have LV9999 under our belts.

Thomas Burghardt (00:09:40):

And we can see launch conductor, Chris Hoffman in the back row there and he is now joined by Chris Thompson to his right, our left. Those are your launch conductor and launch director for today's launch. As the countdown proceeds and we're going to let some more questions come into the queue here. In the meantime, let's listen in to the countdown net as the teams continue with the countdown.

Speaker 1 (00:10:14):

For FTS checkouts.

Thomas Burghardt (00:12:05):

Of course, right on cue as we go to the countdown, they get a little quiet as they continue to work through their procedures, but we're going to continue listening in to them throughout the countdown.

Thomas Burghardt (00:12:13):

In the meantime, we'll keep taking some questions, Carolina. And right now we're looking at Rocket 3.3, that version of Astra's rocket. Can you talk a little bit about how the previous versions of the rocket that we've seen fly before have been upgraded and changed to get to this version?

Carolina Grossman (00:12:28):

Absolutely, so this is our latest and greatest rocket. What we have done in the time since our last flight in December, we, first of all, fixed the issue that caused us to fall short of orbit, so that was an issue with our propellant mixture ratio. We've resolved that issue. We've also extended the first stage tanks in order to allow more propellant to load onto the vehicle so we can get more payload and we've also consolidated a lot of the components on the upper stage in order to, again, get more payload capability out of our rocket.

Thomas Burghardt (00:13:02):

And this is still a dedicated small launch vehicle and we've got a question in the chat asking if Astra has any plans for a bigger rocket after this?

Carolina Grossman (00:13:10):

Yes, our rockets may get a little bit bigger as we proceed and adjust our plans for our customers. We are, of course, looking to serve what our customers needs first and foremost, and we've made changes and continue to improve on our rocket. Our Rocket 2 was smaller than our Rocket 3, we increased the diameter and we'll continue to make small iterations. It's a big part of our philosophy at Astra to make iterative changes and improvements in order to best serve what our customers need.

Thomas Burghardt (00:13:45):

I believe it was a length change, right? That first [inaudible 00:13:47] got stretched a little bit-

Carolina Grossman (00:13:48):

Right, that's correct.

Thomas Burghardt (00:13:53):

Countdown is proceeding. I'm going to keep coming with some questions here. We have a question asking what material is the structure of the rocket made out of?

Carolina Grossman (00:13:59):

Yeah, most of the rocket that you see here is made out of really simple materials. We tend to shy away from things like carbon fiber and 3D printing as much as possible so that we can mass produce it and continue to scale. A lot of what you see comes in as sheets of metal into our factory and our incredibly talented machine shop team turns that into the vehicle that you see today.

Thomas Burghardt (00:14:25):

And we can see that bare aluminum on that first stage. It looks really, really cool. It's a cool looking rocket.

Carolina Grossman (00:14:31):

Absolutely. I'm a little biased, but I agree.

Thomas Burghardt (00:14:36):

So, we're looking at Kodiak right now and we have a question asking if there are other launch sites currently being considered, what kind of things does Astra look for in potential launch sites?

Carolina Grossman (00:14:45):

Yeah, again, we're looking to serve our customers and the needs that they have, but we are identifying new launch sites in the United States and that's what we can say about our plans right now.

Thomas Burghardt (00:14:58):

What kind of orbits are you able to access from Kodiak with this initial launch site?

Carolina Grossman (00:15:02):

Yeah, we're looking at high inclination orbits like sun synchronous orbit, which is a location that many of our customers want to go to.

Thomas Burghardt (00:15:10):

I know this particular flight is going towards a 70 degree inclination, so not quite polar, but a high inclination orbit, just going up to low-earth orbit, 415 kilometers altitude, and that'll be that target for, again, that mass simulator payload on the upper stage, which will not be deployed in any way, just a test payload to demonstrate Astra's orbital capability.

Carolina Grossman (00:15:30):

That's right.

Thomas Burghardt (00:15:33):

So, how did this rocket get up to Kodiak? We're here at the factory here in Alameda, California, and well, it's not super close to Kodiak, so how did that rocket get up there?

Carolina Grossman (00:15:42):

Yeah, one of, I think, the most unique things about Astra's launch system is that a lot of what you see on your screen fits inside standard shipping containers. So, if you joined us at the top of the broadcast, we had a video of our static fire test that showed this exact same material being deployed to our test site a couple of hours away from our headquarters. We literally load everything into shipping containers and truck it out and ship it out by boat to where it needs to go. It's something that allows us to be extremely responsive when we're setting up a test site or a launch site and one of the reasons why the Space Force was excited to work with us.

Thomas Burghardt (00:16:18):

And that rocket, all the hardware that goes around it and the red team, which travels up to the launch site with the rocket, arrived there just a week before this launch attempt, right?

Carolina Grossman (00:16:28):

Right, just about. It is a very precise orchestration of getting everything set up, but we are able to do it very quickly.

Thomas Burghardt (00:16:38):

And that's part of not only the simple scale's philosophy where you want to keep your launch teams and the hardware involved as simple as possible, but also the ability to launch from anywhere, or at least anywhere with a concrete pad and an internet connection, right?

Carolina Grossman (00:16:52):

That's right.

Thomas Burghardt (00:16:53):

And as well as that quick launch turnaround, because again, if Astra's going to one day achieve that daily launch cadence, you don't want to be out on the pad for weeks at a time.

Carolina Grossman (00:17:02):

Right. We think that it gives us an ability to be very responsive, both in terms of timing between launches and helping us to accelerate our cadence, as well as the locations that we're able to fly out of.

Thomas Burghardt (00:17:15):

So, another question we're having here, we're talking about the simple infrastructure around the rocket, but is there still a water deluge system that we're going to see near liftoff?

Carolina Grossman (00:17:24):

Yes, absolutely. Just about 15 minutes before T zero, we will perform a test of the deluge system and you'll see that very beautiful spray of water come out from near the base of the rocket, which is a nice indicator that we are approaching our terminal count.

Thomas Burghardt (00:17:41):

And I know that seeing some of the current tests we saw that static fire video, we've seen video from prior launches and that water deluge system is dramatic and very visible, so we'll definitely be keeping an eye out for that.

Thomas Burghardt (00:17:52):

Keep your questions coming, again, tag us with @NASASpaceFlight, if you have more questions for us in chat in the meantime, let's go ahead and listen back into the countdown and as the countdown proceeds. And joining me now is Dr. Adam London, co-founder and CTO of Astra. Adam, thank you so much for taking some time to join us today.

Adam London (00:20:18):

Happy to be here. Exciting day.

Thomas Burghardt (00:20:19):

So, how are you feeling about today's launch attempt?

Adam London (00:20:23):

We're excited. We're ready to do this and spend a lot of time getting our rocket ready and now's the time to see how it goes.

Thomas Burghardt (00:20:31):

So what are your responsibilities here as the CTO of Astra?

Adam London (00:20:34):

I lead sort of the overall technical decision and architecture of the vehicle and also help work on advanced technologies.

Thomas Burghardt (00:20:43):

And talk about some of those upgrades, we're coming through Rocket 3.3, first launch of this version of the rocket and there's been some upgrades since 3.2. Can you talk a little bit about what's changed for this launch?

Adam London (00:20:53):

Sure, our first focus was making sure that we understood and fix the issues that caused the previous rocket to not quite make orbit. And so, we've addressed the fuel consumption and mixture ratio control situations. That was one thing. But, in addition, we made a number of other improvements, including lengthening the rocket a little bit, so it's about five feet longer than the previous one, as well as improving the performance of the upper stage.

Thomas Burghardt (00:21:26):

And how do you balance making those kind of upgrades and tweaks when you learn from every single flight when you have several rockets in various stages of production at any one time?

Adam London (00:21:35):

It's tricky, but ultimately our goal is to build batches. And so, the next rocket LV0007 is on the floor over here getting built and if this rocket goes well, it will be an identical copy. If, from this rocket, we learn things that make us want to change a few things, we'll make some small changes in it and continue moving along in that direction.

Thomas Burghardt (00:21:58):

And how is Astra currently working today? Do you transition not just between launches and learning from every single flight, but also transitioning towards your future rockets, maybe scaling it up to larger payload capabilities or bringing down launch cadence times so you can eventually achieve that daily launch cadence?

Adam London (00:22:14):

Yeah. A lot of what we're doing now is thinking about production. And so, the Rocket 3 series will be the one that we first produced at rate and so 0007 will be next and then 0008, 0009. In that process, we'll be learning and taking those learnings to apply them to future improvements of the rocket.

Thomas Burghardt (00:22:34):

I'm going to take a question here from chat here, they want to ask Dr. London, what is the most fun part of rocket design, because I know you have some very interesting rocket design programs in your history?

Adam London (00:22:46):

The most fun part is always watching the rocket's light, either the engines in the test cell or the rocket as it's getting ready to leave the pad.

Thomas Burghardt (00:22:56):

And lastly, I want to ask you one last question before we let you go on launch day here. Thank you so much for joining our sort of pre-launch, pregame interview. Once we are getting close to T zero, what are you going to be doing, where are you going to be watching the launch from?

Adam London (00:23:09):

Well, once we get to T zero, there's not much we can do, the rocket flies itself. And so, I'll be sitting there with the rest of the team, enjoying the video and watching the data to see how it performs.

Thomas Burghardt (00:23:20):

Adam, thank you so much for joining us. We're all looking very much forward to this launch and best of luck to you and the teams and yeah, thanks so much for taking some time with us today.

Adam London (00:23:28):

Thanks for being here and looking forward to seeing this flight.

Thomas Burghardt (00:23:32):

All right, let's listen back into the countdown and as the countdown proceeds past T-minus 33 minutes and counting. And Carolina, let's talk a little bit about why that countdown is a little quiet right now. Sounds like things just might be going really smoothly?

Carolina Grossman (00:25:49):

Yes, we are at T-minus 31 minutes now and things appear to be proceeding nominally.

Thomas Burghardt (00:25:55):

We always love to hear things are going nominally. We'll keep listening in every once in a while, but sometimes a quiet countdown is a good countdown, meaning the teams are talking on other nets to resolve any minor things, but sounds like no major issues being worked at this time.

Carolina Grossman (00:26:08):

That's right. No news is good news at the moment.

Thomas Burghardt (00:26:10):

Absolutely. We're coming up on the T-minus 30 minute mark again, if you're just joining us, liftoff is targeted currently for 2:00 PM Pacific time, and we'll give you any updates if that changes, but so far, the countdown proceeding nominally, and we're going to keep going through some questions in chat, so if you have more of those questions, throw them in the chat, tag us with @NASASpaceFlight and we're going to keep answering those as best we can. So, let's talk a little bit about how far away launch control is from the launch pad, the pad up in Kodiak, Alaska?

Carolina Grossman (00:26:38):

Well, you can see the pad is in Kodiak, Alaska and our launch control is right behind us here in our headquarters in Alameda, so it is very, very far away. We have our team at Kodiak, the red team that helps to set up and prepare everything for launch on site. They have fallen back to a safe distance from the pad, but our launch control is entirely here in Alameda. We have our mission control camera that you've been seeing and we also have the team of engineers who has worked on the system and is looking at data dispersed throughout our factory.

Thomas Burghardt (00:27:13):

And that red team, which has backed away from the launch side, obviously now that we're into propellant load, is not actively controlling the launch then, that's all on the people sitting behind us here in California?

Carolina Grossman (00:27:22):

Right, the vehicle is entirely controlled from our launch control here in Alameda.

Thomas Burghardt (00:27:31):

And then, here in Alameda is not just mission control, we're in the middle of a giant factory space, does all of the manufacturing still happen here in California?

Carolina Grossman (00:27:40):

Yes, actually all of our manufacturing still happens here at our headquarters in Alameda and we also do a bunch of our engine testing here on site as well. It's pretty amazing to see an engine built on a bench top and rolled over to our test facility, literally across the road on the stand and fired off in the same day.

Thomas Burghardt (00:28:02):

We definitely appreciate the-

PART 1 OF 4 ENDS [00:28:04]

Carolina Grossman (00:28:03):

... In the same day.

Thomas Burkhardt (00:28:03):

We definitely appreciate the opportunity to get a tour of those factory and test facilities last week prior to this launch campaign. We're looking forward to sharing that on the NASASpaceflight channel. So stay tuned for that on NASASpaceFlight, on YouTube.

Thomas Burkhardt (00:28:16):

In the meantime, 28 minutes and counting, teams continuing to count down towards the launch of launch vehicle 0006, Astra's third orbital launch attempt. I want to talk a little bit about the teams that have built this rocket, tested this rocket, and are now conducting the launch attempt.

Thomas Burkhardt (00:28:32):

While around here in Alameda, we've seen a lot of people coming from a lot of different backgrounds, even at the high VP level. There's a lot of people coming with maybe not even aerospace experience, coming from a lot of different industries. Can you talk a little bit about how that makes Astra a bit of a different rocket company?

Carolina Grossman (00:28:46):

Yeah, absolutely. We're here in the San Francisco Bay Area, which is not a typical place where you find a lot of rocket manufacturers. So we like to take advantage and try and think differently as we're trying to build a rocket in a way that no one has ever built one before. So we do have a lot of folks who come from Silicon Valley companies. We have folks from the automotive industry. We really value that diversity of thinking as we try and build differently.

Thomas Burkhardt (00:29:14):

We have a question in the chat about someone who may be potentially looking to join that team. Wondering if Astra has an intern program.

Carolina Grossman (00:29:20):

Yes, we do love having interns here at Astra. You can learn more at our careers page on the Astra website. But as our summer's wrapping up, we've had a wonderful group of interns that have just wrapped up their summers, and we hope to welcome many of them back.

Thomas Burkhardt (00:29:38):

Excellent. Another question in the chat again, we are targeting a lift off time of 2:00 PM, Pacific Time, but a question asking how long does that launch window remain open for? Because that's just the opening of today's event.

Carolina Grossman (00:29:48):

Right. So for any reason, we have to scrub today's launch, we do have a launch window that extends through September 11th. So we have plenty of chances to try again. It's not an instantaneous window, so we'll have a few hours. But we do know that the wind is looking best at the beginning of our window. So, we're hoping to light that candle at the very start of our window.

Thomas Burkhardt (00:30:12):

Sounds good to me. Again, 26 minutes and counting to the opening of that window. Teams monitoring winds. But, otherwise, everything tracking on track for launch. Again, keep those questions coming in the chat. Tag us with that NASASpaceFlight. We're going to keep them coming until we get to that business end of the countdown. To preview a little bit, I believe we'll get into that terminal count bit just about 15 minutes from liftoff. So we're just over 10 minutes away from things really kicking into high gear here. In the meantime, let's go ahead and listen back into the countdown net as the countdown proceeds.

Speaker 2 (00:32:34):

Configure update in 30 seconds. LC ether countdown. Ready for config when you are.

Speaker 3 (00:32:36):

Three.

Thomas Burkhardt (00:35:18):

Carolina, I think we have an update on the countdown as it progresses.

Carolina Grossman (00:35:20):

Yes, absolutely. Things are moving right along. We have word that we will likely enter a hold at T minus 20 minutes for a few minutes while the teams spend some additional time on software configurations. But everything is proceeding nominally at this time.

Thomas Burkhardt (00:35:36):

Yeah. We'll stand by for a new T-0 once that hold clears. Again, coming up on a hold in just over a minute, as teams can do, to just make sure the rocket is 100% ready to go. In the meantime, we have more questions, so we're going to keep those coming. Let's talk a little bit about engines and propulsion. This rocket, I believe, has five engines on the first stage, one on the upper stage. Can you talk a little bit about those?

Carolina Grossman (00:35:57):

Yes, absolutely. So our engines on this vehicle are all designed and built in-house by Astra. Our five first stage engines are electric pump-fed engines. We call them Delphins. They each produce about 6,500 pounds of thrust on the first stage, and there were five of them. Then on the upper stage, we have a pressure-fed ether engine, which is about 700 pounds of thrust. Both stages use the same LOX kerosene propellant.

Thomas Burkhardt (00:36:28):

Is there a reason that Astra chose that particular propellant combination for rocket three?

Carolina Grossman (00:36:35):

We like to use things that are simple and efficient, and this was the right choice for this vehicle.

Thomas Burkhardt (00:36:42):

Got you. Again, we're coming up on T minus 20 minutes. You're going to see that clock hold for a little bit. Teams are just working through some final pre-launch checks. There is that hold.

Thomas Burkhardt (00:36:56):

In the meantime, let's talk a little bit about the history of Astra. This is the first live broadcast. Of course, here at NASASpaceFlight, we are very honored to be allowing us to share that with the world. But let's talk a little bit about how Astra got here. What led up to today's launch attempt?

Carolina Grossman (00:37:12):

Absolutely. So Astra was founded in 2016 as a different kind of space company. We were in stealth mode for several years, where we focused on making progress on hardware and getting plenty of launch experience under our belt. So our mission at Astra is to improve life on earth from space to find ways to create a healthier and more connected planet, from powering more efficient and affordable agriculture to helping the forestry industry fine-tune their sustainable practices. The implications of sending satellites to space are exponential for our global economy and populations.

Carolina Grossman (00:37:47):

As we've mentioned before, Astra's headquartered in Alameda, California, which is just across the bay from San Francisco. We have a 250,000-square-foot factory on the grounds of the formal Naval Air Station in Alameda. We test our rocket engines just across the street in indoor test cells that were once used by the US Navy to perform jet engine testing.

Carolina Grossman (00:38:08):

We have conducted two suborbital test launches so far, and today's launch of LV0006 is our third orbital launch attempt, with hopefully many more missions to come. If you're interested in staying in the loop on our work and announcements, you can follow us on Twitter. Our handle is @Astra.

Thomas Burkhardt (00:38:29):

Definitely looking forward to this being the first of many launches to come for Astra, not just from Kodiak, but from elsewhere as well. Again, if you have questions about anything you are seeing, throw them in the chat. Tag us with that at NASASpaceFlight. Now we're going to keep going through those throughout the countdown.

Thomas Burkhardt (00:38:43):

Again, if you're just joining us, we're in a hold at T minus 20 minutes. Teams continuing to work through the countdown. We have a fair bit of time in today's window. So we'll just keep an eye on when that clock is released for a new T-0 time.

Thomas Burkhardt (00:38:57):

But, in the meantime, propelling load is still underway. You can see the vehicle getting nice and frosty as these super cold liquid oxygen flows in and the kerosene on the bottom of that. Yeah, we're going to continue to provide updates as the countdown proceeds. Again, as I say, let's listen into the countdown net. The countdown net gets nice and quiet. We will keep listening into that and checking in on how the teams are proceeding through the countdown. In the meantime, we'll keep taking some questions here. About those launch teams, we have a question about what's the difference between a launch conductor and a launch director?

Carolina Grossman (00:43:22):

Yes. So our launch director is the final launch authority who's responsible for the safety of overall launch operations, while the launch conductor is the person who oversees and directs launch vehicle operations. It's the one who's following the countdown manual, who can call hold, recycle, or abort as required. As we are in this hold, that is one of the responsibilities of the launch conductor. We are in this hold as the team updates their software configurations on the vehicle.

Thomas Burkhardt (00:43:52):

Got you. A couple of questions about the operations around today's launch. We have one asking how big is the exclusion zone around this rocket and does anyone have to vacate the area to launch from Kodiak today?

Carolina Grossman (00:44:04):

Yes. We do want to make sure that safe operations of both people and property are followed. So don't know the precise dimensions of that exclusion zone, but we are working with the coast guard and the FAA to make sure we're clearing the airspace and we're clearing the ocean as well, and making sure that the beaches are also clear of anyone who may be a little too close to our rocket launch.

Thomas Burkhardt (00:44:32):

Keeping on the topic of launching from Alaska, we have a question asking isn't that less efficient than launching from, say, Florida or someplace closer to the equator?

Carolina Grossman (00:44:42):

Well, that entirely depends on where you want to go. So our payload today, our test payload, which will not be deployed, is going to a high inclination, and Kodiak is great for reaching those types of orbital inclinations as well as polar orbits. So different launch sites can get you different access to different portions of space. And so, we really like launching from Kodiak when we need to go to those polar orbits.

Thomas Burkhardt (00:45:10):

Correct me if I'm wrong, I think it would actually hurt you if you were trying to launch to a polar orbit from Florida, because you actually have to get rid of a lot of that extra velocity you get from being closer to the equator.

Carolina Grossman (00:45:19):

That's right.

Thomas Burkhardt (00:45:20):

So those low inclination missions which launch closer to the equator, they take advantage of that. But if you're trying to launch it to a polar orbit, it actually hurts you, which is why launching from up north in Alaska works so well.

Thomas Burkhardt (00:45:31):

Also, I believe there's another benefit, at least for these early test flights, for being at a launch space that's not very busy and more remote than some of the more busier and more traditional launch complexes.

Carolina Grossman (00:45:42):

Right, definitely. One of the reasons why we have enjoyed working at PSCA, our Pacific Spaceport Complex, and Kodiak is because they've been really helpful in working with us on getting the availability that we need and making sure that we can hit our launch schedules and our targets.

Thomas Burkhardt (00:46:04):

We're seeing a lot of really cool venting from the pad there. You can also listen into the pad mics and hear that. It's super cool to hear. About that ground equipment, though, people are asking, does that launch base also fit into the shipping container, not just the rocket? I believe it's all the equipment ships up that way, right?

Carolina Grossman (00:46:19):

Right. Everything that you see here fits in standard shipping equipment. So that rocket itself fits in a 45-foot shipping container and everything else that you see, aside from the concrete ground, does go over boats and trucks to our launch site.

Thomas Burkhardt (00:46:39):

Also, we're getting a really good view here of the top of this rocket, that payload fairing. We have a question about that coming from the chat. It's got a bit of a unique shape. It looks like it might even split into more than two pieces. If that's not the case, what is the deal with that cool fairing sheet?

Carolina Grossman (00:46:53):

Yeah, we will hopefully see the fairing split. It is broken down the middle into two halves. And so, one of the things we were really hoping with today's flight is that we see that beautiful fairing separation of the two halves coming apart so we can complete our mission. If we were to deploy a payload, that's when we would deploy a payload after that fairing has separated from the vehicle. But, again, it is a test payload today that will not be deployed.

Thomas Burkhardt (00:47:20):

A bit of a unique aspect to the Astra Rocket 3. I believe that fairing separates also not just to expose the payload, but to expose the upper stage. That fairing actually separates prior to the two stages separating, right?

Carolina Grossman (00:47:31):

That's correct.

Thomas Burkhardt (00:47:33):

So as we continue to move towards our eventual launch time, again, teams are currently holding, continuing with those pre-launch preparations. But once we can get that clock counting again, as long as those winds cooperate as well, we'll hopefully be able to see that really cool state separation. It's very cool to see.

Thomas Burkhardt (00:47:51):

In the meantime, if there is a hold later in the countdown ... I know we did not get into terminal count yet, so we haven't had this issue yet. But once we get past that terminal count point, about 15 minutes into launch, how fast can that rocket recycle and make another launch event?

Carolina Grossman (00:48:07):

Yes, absolutely. So with this type of hold, we would pick up the count right where we left off. If we are within that 15-minute terminal count period, we would recycle the launch attempt from the top of that 15-minute mark.

Thomas Burkhardt (00:48:26):

For this particular version of the rocket, a question in the chat about what the maximum weight for a payload on Rocket 3.3 is right now.

Carolina Grossman (00:48:33):

Right. So, again, that depends on where we're launching from and where the payload wants to go. Our capacity does vary because we are a small rocket. There's some variants in how much payload we can get to different orbital destinations.

Thomas Burkhardt (00:48:53):

We talked a little bit earlier about Astra working to also scale up to slightly bigger rockets, hit those different payload mass goals and things like that. Astra's got a lot of long-term goals, that big one being that daily launch cadence, which is so cool just to think about that being enabled. Where do you see Astra in the next 10 years or so?

Carolina Grossman (00:49:13):

Absolutely. I think daily space delivery is something that we've said we are passionate about and we are heading towards. And so, we're making strides towards that goal. It'll also be really interesting to see where the whole industry is 10 years from now. Thinking back 10 years ago, that was near the end of the space shuttle program. Many of these commercial launches were just coming on the horizon. It's amazing to see the progress that I don't think could have really been imagined at that point 10 years ago. So who knows where we're going to be 10 years from now, but I hope it means a lot of rockets.

Thomas Burkhardt (00:49:50):

For the NASASpaceFlight editors watching this stream, you hear that? That was a shuttle reference. We got one in for this stream, okay? We're going to continue checking in for activity on the countdown net and listening into those pad mics as we wait for teams to continue working towards clearing this hold. If you are just joining us, we're here at Alameda's headquarters in California for live coverage of the launch vehicle 0006 launch. My name is Thomas Burghardt. I'm a news director at nasaspaceflight.com. Joining me is Carolina Grossman, Director of Product Management at Astra. We are still in a hold right now. Do you have any updates for us?

Carolina Grossman (00:55:38):

No new updates since the last time we heard from the team. They are loading software configurations and we are still holding at T minus 20 minutes.

Thomas Burkhardt (00:55:48):

We have gone through a very large part of the countdown to get to this 20-minute mark. Teams continuing to work through some issues. But in the meantime, let's talk a little bit about the launch that preceded this one. We want to show a highlight video of Rocket 3.2's trip to space.

PART 2 OF 4 ENDS [00:56:04]

Thomas Burghardt (00:56:01):

Video of rocket 3.2's trip to space. And this is what we're going to be hoping to see later today, hopefully. There was that water deluge that we said was very dramatic, but it looks very cool. And there's only some minor changes from this rocket 3.2 launch to the one we're hoping to see today. So should look fairly similar if all goes well.

Carolina Grossman (00:56:22):

That's right. We are hoping that we have resolved the issues that caused us to fall just shy of orbit. And we've also made some changes to increase our payload capacity on this vehicle.

Thomas Burghardt (00:56:35):

This is a nice small rocket. So you'll notice that, in those early clips, it really likes to leap off the pad. I'm really looking forward to that. And then these stunning onboard views of state separation in the upper stage ignition, hoping to get that live today as well.

Carolina Grossman (00:56:47):

Absolutely. It was an amazing moment here for the team and Astra to see that engine light and that beautiful stage separation is what you're seeing now, the fairing falling away. And it was a very, very exciting and happy day for us at Astra.

Thomas Burghardt (00:57:05):

Okay. In the meantime, we're going to keep taking some questions from chat. And I've got one here asking about the lightning protection system out there in Kodiak. I see I've got two, like, phone poles with lightning rods on them. Is that your lightning protection system?

Carolina Grossman (00:57:18):

Yeah, I was going to say. You took the answer just like Jeopardy. That is our lightning protection system.

Thomas Burghardt (00:57:25):

So it is not the four towers that we may have seen out in Cape Canaveral sometimes. But still, a lightning protection system out there for rocket 3.3. Keep it going with some questions here. People are asking, is Astra thinking about anything beyond low Earth orbit or Earth orbit?

Carolina Grossman (00:57:41):

Well, our focus and our mission is to improve life on Earth from space. So we are keeping focused on Earth orbit.

Thomas Burghardt (00:57:49):

Another question from chat, asking, how long does it take to manufacture one of Astra's rockets?

Carolina Grossman (00:57:58):

Right. Well, we are actually ramping up for a monthly production and hoping to complete three launches this year. So that is where we're at, at the moment. And hoping to continue making that faster and faster as we take steps to daily space delivery.

Thomas Burghardt (00:58:16):

And can you talk a little bit about how Astra is working towards achieving that? Achieving, not just the high launch cadence, but the low cost building price for these rockets?

Carolina Grossman (00:58:24):

Yeah, absolutely. It's certainly one of the unique aspects of our launch system, is that we focus on proven and cost-efficient parts as much as we possibly can. As we've said earlier in the broadcast, many of the components that you see on the rocket come into our factory as raw sheet metal. And we have our in-house machine shop team and our production team that turns it into flight hardware. And so we try and stay away from costly and labor-intensive materials like carbon fiber and 3D printing. We do use them sparingly, but they tend to be expensive, and more importantly, they are very difficult to build at scale. So we're focused on making a production line that can build and test rockets at an unprecedented pace. So we need to aim for simplicity in that design. And as we like to say at Astra, simple scales.

Thomas Burghardt (00:59:17):

Again, if you are just joining us, we're in a hold at T minus 20 minutes, as launch teams continuing to work. We'll continue to provide updates as they move towards clearing that hold and moving back towards the T-0.

Thomas Burghardt (00:59:27):

(silence)

Astra LC (01:04:01):

Okay. This is Astra LC on countdown. We are at step 112. We were doing software load, then setting ourselves a new T zero time. Tango, have you refreshed and are you ready for config loads?

Tango (01:04:17):

Yes.

Astra LC (01:04:19):

Tango, at this time, please go into machine pump battery two. Manage pump battery charge. Toggle, stop charging batteries.

Tango (01:04:27):

Copy that. Stopped.

Astra LC (01:04:33):

In AV1, managed power systems, please toggle off, Guidance Power System Authority.

AV1 (01:04:40):

Off.

Astra LC (01:04:42):

In AV1 managed pulling, toggle to only ground.

AV1 (01:04:46):

Only ground.

Astra LC (01:04:48):

And Tango, let me know when you're ready to load new configs.

Tango (01:04:52):

Tango is always ready.

Astra LC (01:04:53):

Engine A125V7.

Tango (01:04:55):

A125V7 loading. Loaded.

Astra LC (01:05:06):

B126V7.

Tango (01:05:07):

B126V7 loading.

Tango (01:05:07):

(silence)

Astra LC (01:09:01):

Tango, are you ready to try to load engine Charlie?

Tango (01:09:04):

I am.

Astra LC (01:09:06):

C127V8

Tango (01:09:06):

Delphin C127V8 loading.

Tango (01:09:13):

(silence)

Astra LC (01:10:41):

Tango, engine delta.

Tango (01:10:44):

Delta.

Astra LC (01:10:45):

128V7.

Tango (01:10:45):

128V7 loading. Loaded.

Astra LC (01:11:08):

Engine E129V7129.

Tango (01:11:09):

T29V7 loading.

Astra LC (01:13:14):

Okay. Tango, I'd like you to try loading Aether sequence 101V10.

Tango (01:13:21):

Aether controller config 101V10 loading.

Astra LC (01:14:07):

All right. And Tango, I'd like you to load guidance configuration 5V127.

Tango (01:14:15):

Guidance config 5V127 loading. Loaded.

Tango (01:14:18):

(silence)

Astra LC (01:15:42):

All right. Tango, with guidance config loaded, can you please give me a GNC set up, please? Calling out when complete.

Tango (01:15:50):

Copy of that. Setting up GNC.

Tango (01:15:53):

(silence)

Thomas Burghardt (01:18:26):

And if you're joining us, we are still in a T minus 20 minute hold. However, teams are working through it.

Tango (01:18:31):

GNC setup is complete.

Astra LC (01:18:31):

Thank you, Tango. And then AV1 managed polling, please set us back to both ground and guidance.

Thomas Burghardt (01:18:36):

And we're getting very close to a new T-0.

AV1 (01:18:37):

Both ground and guidance.

Thomas Burghardt (01:18:38):

So standby, we should have a new launch time for you shortly, as teams continue to resolve just some quick issues before we released the hold and get back to counting down.

Carolina Grossman (01:18:45):

Weather's still looking good. So we hope to have that new T zero very soon.

Carolina Grossman (01:18:48):

(silence)

Astra LC (01:18:48):

This is Astra LC on countdown. We are picking the count back up at this time. We are on step 119, moving into Delphin pump spins. Tango, can you please activate machine AV1 power ESCAs dry spin?

Tango (01:20:02):

It is active.

Astra LC (01:20:06):

Tango, please toggle on power ESCs.

Tango (01:20:09):

Power ESCs toggled.

Thomas Burghardt (01:20:37):

And as you can see, we're now counting down. We've recycled the clock just a little bit now. 21 minutes and counting. That gives us a T-0 of 45 minutes past the hour. 2:45 PM Pacific Time, our new target launch time. Carolina, how are things looking for the launch attempt today?

Carolina Grossman (01:20:52):

Well as you've heard, we were in a hold. Troubleshooting some software configuration issues, but that seems to be resolved. We're back into the count. The team is now completing pump spins for the first stage engines. And we'll be shortly moving into the final preparations of our pre-flight, including that water deluge test.

Thomas Burghardt (01:21:14):

Gotcha. Now that the clock has resumed, we're going to take a couple more questions before we get into that terminal count section. We do have a question in chat about, will there be any onboard views from the rocket? I can field that one. We are hoping to have some onboard views, but of course, that is dependent on how reliable and sturdy that telemetry connection is. Obviously, there is more higher priority data, so we can't guarantee that connection will stay rock stable. But if it is, we promised that we will be showing it best we can. You can see some of the views on there now. That's actually the second stage, forward-looking camera, up into the payload fairing. One of our onboard views. And we'll be showing those best we can once lift off has occurred. And there is the other stage two camera looking down. You can actually see just the black outline of that Aether engine, which we will hopefully see igniting in space before too, too long today.

Carolina Grossman (01:22:04):

Fingers crossed.

Thomas Burghardt (01:22:12):

Some other questions. We have one from chat asking, what function are those various umbilicals providing between the launcher and the rocket itself?

Carolina Grossman (01:22:19):

Yeah. So those umbilicals will help pump fuel, our propellants onboard the rocket, as well as provide communication. And that's how our team here in launch control in Alameda communicates with the vehicle. And those umbilicals will disconnect as the rocket takes off.

Thomas Burghardt (01:22:41):

And it sounds like we are getting very close to that water deluge test. That'll be a nice visual indicator that the countdown is proceeding. To T minus 19 minutes and counting to the launch. Again, a new T-0 of 2:45 PM Pacific Time.

Thomas Burghardt (01:22:56):

And you just heard, we had another quick weather brief thrown in there, and that the wind profile has looked good right now. So that's another good sign as we count down towards launch. We have another question here in chat, talking about the Apollo Fusion, which is now involved with Astra. Carolina, what can you tell us about that?

PART 3 OF 4 ENDS [01:24:04]

Thomas Burghardt (01:24:03):

Apollo fusion, which is now involved with Astra. Carolina, what can you talk about? Tell us about that.

Carolina Grossman (01:24:04):

Yes, absolutely. We are very excited to have the Apollo Fusion team and technology as part of Astra. We completed [crosstalk 01:24:11].

Thomas Burghardt (01:24:11):

[crosstalk 01:24:11] We will toggle off.

Carolina Grossman (01:24:11):

That acquisition in July

Thomas Burghardt (01:24:14):

And really quick, kind of cut off that answer cause we are coming up on that water deluge test.

Thomas Burghardt (01:24:29):

There we go.

Speaker 4 (01:24:29):

Thank you. In the water, it's just the machine toggle pump full to false.

Thomas Burghardt (01:24:36):

So Carolina, does that look good to you?

Carolina Grossman (01:24:38):

That looks like a successful water deluge test.

Thomas Burghardt (01:24:41):

So hopefully the next time we see that we'll be at ignition.

Carolina Grossman (01:24:45):

Just a few seconds before, yes.

Thomas Burghardt (01:24:47):

Perfect. So, to get back to the question that the water deluge test, so rudely interrupted, can you tell us a little bit about Apollo Fusion and how they relate to Astra?

Carolina Grossman (01:24:54):

Yes, absolutely. So we chose to work with Apollo Fusion because they have a system that is cost-effective and reliable at scale, which is very aligned with what we're trying to do with our rockets at Astra. Apollo's measures their design cycles in months not years, and are focusing on solutions that are easy to manufacture and assemble, and they don't see their job as done when they have something that initially works, but they continue to optimize for manufacturability and scalability, just like we do with our rockets at Astra. And earlier this week, they had some very exciting news that Apollo fusions, thruster ignited in orbit, which is a very important milestone in our journey to provide rapid low-cost access to space. So shout out to the Apollo Fusion team for that milestone, and we at Astra are very excited to continue our partnership.

Thomas Burghardt (01:25:45):

Again, we're at two minutes, 16 minutes and counting, starting to get into the business end of this countdown. One of the next big milestones is going to be the entering of the terminal count at T-minus 15 minutes. So we're just under a minute away from that. We still have some more questions. We'll get through a couple more of these, but of course, as usual, once we get into that business, end of the countdown, we're going to leave it up to the countdown net to do most of the talking here. But before we get to that, we're talking about Apollo Fusion, Astra acquiring them. And we just have a question in chat that they're not super familiar with Astra as a company, don't blame them, the first live broadcast of their launch. Are you guys headed for an IPO? I believe I might know the answer to that.

Carolina Grossman (01:26:22):

Yes, we did also IPO in July. It was a very exciting month for us. So we are a public company.

Thomas Burghardt (01:26:30):

Which is very, very cool. And in an increasingly prevalent part of the space community, that's pretty new, but it's very cool.

Thomas Burghardt (01:26:45):

And again, a teammate is 15 minutes about to enter terminal counts and there is the 15 minute marked, rocket 3.3 now, and its terminal count for the launch of LV triple zero six. So one of the next big milestones will come up at just about 10 minutes, a little over 10 minutes before launch. When the teams will give their final go and no-go for tank pressurization and launch, that's the next really big milestone we're going to be waiting for.

Speaker 4 (01:27:27):

[crosstalk 01:27:27] Copy that. Thank you. We have confirmed Astra FTS is still enabled on the vehicle, can't go at this time in fuel for operate. Can you toggle full?

Speaker 5 (01:27:37):

Full, fast.

Speaker 4 (01:27:43):

Fast.

Thomas Burghardt (01:27:47):

So now that we have entered terminal Carolina [crosstalk 01:27:49].

Speaker 4 (01:27:49):

[crosstalk 01:27:49] Launch machine.

Thomas Burghardt (01:27:50):

I don't want to talk over the count on that. There we go. Now that we have entered terminal count and are about just under 15 minutes from liftoff, how are things looking today, Carolina?

Carolina Grossman (01:28:01):

We are looking good. We are about to set a new UTCT0.

Speaker 5 (01:28:11):

Minutes, four or five.

Carolina Grossman (01:28:12):

And that is that 45 minutes past the hour [crosstalk 01:28:16]

Speaker 4 (01:28:16):

[crosstalk 01:28:16] Seconds, zero, zero seconds zero.

Carolina Grossman (01:28:19):

So we have confirmed that the weather is good for a launch. We have no issues with boats. The range has given us the go-ahead so far. We'll confirm that later on in the countdown.

Thomas Burghardt (01:28:34):

And as we get close to the launches, since again, for those of you just joined, let's go over the details of today's mission, Carolina.

Carolina Grossman (01:28:38):

Absolutely. So LV6 is Astra's third orbital launch attempt and our first commercial orbital launch with the United States Space Force it's for the Space Test Program and by commercial orbital launch, we mean that this is a launch conducted under an FAA commercial launch license. Our goal with this flight today is to successfully reach orbit and do so with a test payload, which we will not release this orbital demonstration launch allows our team to verify numerous upgrades to our launch system, since rocket 3.2 was launched in December. Today's launch is an important milestone in our work at Astra. What we've learned today will get us closer to launching our next payload.

Carolina Grossman (01:29:19):

And before we get further into the count, I'd like to give a big thank you to the entire Astra team and their families watching with us today. We couldn't do this without your support. Thank you all so much. After December's launch, we've been excited to get back to the pad with LV six, as a reminder, in our previous launch, rocket 3.2 successfully passed the Kármán Line, the 100-kilometer altitude that's commonly used as the demarcation of space. While the rocket narrowly missed making it into orbit, we were ecstatic with those results. Rocket 3.2, shut down 12 to 15 seconds too soon after depleting its fuel at a peak altitude of 390 kilometers and 7.2 kilometers per second, which is just half a kilometer per second short of orbital velocity. It's so close. And since then, we've been fine tuning that mixture ratio between our kerosene fuel and liquid oxygen to propel us further.

Carolina Grossman (01:30:23):

I also want to take a moment to recognize the efforts of Astra's Red team. The rocket is controlled from our headquarters here in Alameda, California, and we send a team of six Astra personnel known as the Red team to Kodiak for the launch, because our rocket and support systems were designed with simplicity in mind, we only need a small and nimble team onsite for the launch. It also helps us limit travel, which is a key consideration as the COVID-19 pandemic continues. All six members of our Red team are taking regular COVID-19 tests to protect the health and safety of everyone involved in this mission. We hope you and your loved ones are staying safe out there as well.

Thomas Burghardt (01:31:02):

Absolutely, currently, now we're coming up at T minus 10 minutes, 45 seconds and counting. We are rapidly approaching the final go, no-go poll for tank pressurization and launch. So let's listen in to the countdown net and see if we're good to go.

Speaker 4 (01:31:15):

Active.

Speaker 5 (01:31:15):

Toggle locks, topping.

Speaker 4 (01:31:17):

Lock stopping.

Speaker 5 (01:31:23):

Team, this is the poll for tank pressurization and launch today. After this point, any system issue must be called as a three-word hold. If there are no concerns for flight called go otherwise, call no-go, red lead.

Speaker 6 (01:31:37):

Red leaders go.

Speaker 5 (01:31:37):

FTS.

Speaker 7 (01:31:39):

FTS is go.

Speaker 5 (01:31:40):

Delphin

Speaker 8 (01:31:41):

Delphin is go.

Speaker 5 (01:31:42):

Aether.

Speaker 9 (01:31:43):

Aether is go.

Speaker 5 (01:31:44):

Odin.

Speaker 10 (01:31:47):

Odin is go.

Speaker 5 (01:31:48):

ACE.

Speaker 11 (01:31:49):

ACE is go.

Speaker 5 (01:31:50):

Launcher.

Speaker 12 (01:31:51):

Launcher is go.

Speaker 5 (01:31:52):

Orbit.

Speaker 13 (01:31:53):

Orbit is go.

Speaker 5 (01:31:54):

Booster.

Speaker 14 (01:31:55):

Booster is go.

Speaker 5 (01:31:57):

GNC.

Speaker 15 (01:31:58):

GNC is go.

Speaker 5 (01:31:58):

FAO.

Speaker 16 (01:32:00):

FAO is go.

Speaker 5 (01:32:01):

CDH.

Speaker 17 (01:32:02):

Go.

Speaker 5 (01:32:03):

Tango.

Speaker 18 (01:32:04):

Go.

Speaker 5 (01:32:05):

Safety.

Speaker 19 (01:32:06):

Safety is go.

Speaker 5 (01:32:07):

LD.

Speaker 20 (01:32:08):

LD is go.

Speaker 5 (01:32:08):

LC is go as well. Tango. in AB1 managed polling toggle do only ground.

Speaker 18 (01:32:20):

On the ground.

Speaker 5 (01:32:21):

Delphin please provide flight engine sequences for us for today.

Speaker 8 (01:32:28):

Engine alpha sequence 7, 8, 5, vector nine. Alpha 7 8 5, vector nine slot zero loading. Loaded.

Speaker 5 (01:32:41):

Engine Bravo 7 8, 6, vector five.

Speaker 21 (01:32:45):

Bravo 7 8, 6, vector five, slot zero loading.

Thomas Burghardt (01:32:59):

And as you just heard teams have polled go for the launch of launch vehicle triple zero six. Astra's third orbital launch attempt just under nine minutes from now. We're now in the meat of the countdown and getting close to the final countdown towards liftoff.

Carolina Grossman (01:33:15):

And a little bit about our goals for today. We've talked about achieving orbit, but that is very difficult, and so for this reason, we're being realistic with our expectations. Today is our third attempt to reach orbit, and our first test with a sample payload provided by the space force to simulate mass. And right now the team is loading the final flight software onto the vehicle and going through those final preparations for launch.

Thomas Burghardt (01:33:41):

So now that we're just about eight minutes away from liftoff and the teams are counting down towards that T-0 of 2:45 PM Pacific time as when all those final minutes of the countdown now, I'll hand it off to Carolina and the countdown net for commentary of Astra's third orbital launch, attempt to Carolina, take it away.

Carolina Grossman (01:33:56):

Absolutely. We'll start by telling you about the major flight milestones that we'll see on this flight. They will be displayed on your screen for you to follow along at T minus three seconds. The five first stage engines will light. If the engine data looks good, the whole down release mechanisms will let go at T-0 and the rocket will begin its trip to space. At T plus 25 seconds, we will clear the range and fly over the Pacific Ocean. LV six will reach Max Q, which is the period of maximum aerodynamic pressure on the vehicle at T plus one minute. Main engine cutoff or MECO, which signals the end of the first stage burn will occur at T plus two minutes, 18 seconds. This is followed quickly by fairing separation and stage separation. At this point, the rocket will be in space just over a hundred kilometers above the surface of the earth, but then there's more, if all goes well. After stage separation, upper stage ignition happens at T plus two minutes and 32 seconds, and then the upper stage burns for about six minutes until SECO or second engine cutoff at T plus eight minutes and 48 seconds. Then, since we're not releasing an actual payload, the vehicles systems will simulate a signal for payload deployment. If we make it this far, we will have made it to orbit and would consider this flight to be successful.

Thomas Burghardt (01:35:25):

Now, everything continuing to be on track just over six minutes away from launch

Speaker 4 (01:35:40):

Thank you, sir.

Carolina Grossman (01:35:43):

As you just heard, we've just been given the go ahead for launch from the range. And now, in the final, almost five minutes to T zero. We expect that the vehicle will transition to its internal control at T minus 60 seconds, and we'll be continued to listen to the countdown in these final minutes before liftoff.

Speaker 4 (01:36:49):

Team go at this time, please enable launch.

Speaker 5 (01:36:56):

Launch enabled.

Thomas Burghardt (01:37:04):

That's a great shot of the teams here at Alameda watching from next to Michigan control. Just behind us. Again, just under five minutes away from T-0.

Speaker 5 (01:37:12):

Four minutes.

Speaker 4 (01:37:50):

RCO, LC on countdown.

Speaker 22 (01:37:57):

RCO go.

Speaker 4 (01:37:58):

Please verify range is recording telemetry.

Speaker 22 (01:38:01):

Ranges recording.

Speaker 4 (01:38:02):

Copy. Thank you.

Speaker 4 (01:38:24):

Control room. If you require RF data in flight, be prepared to switch over [inaudible 01:38:28] pages. FSO, prepare to issue option command at T plus 1, 6, 4, calling out at event.

Speaker 23 (01:38:46):

FSO, copy.

Thomas Burghardt (01:38:49):

Three minutes. Under three minutes to go to the launch of Astra LV0006.

Speaker 4 (01:39:01):

Any three word hold pulse from here on out is an immediate abort regardless of source.

Speaker 4 (01:39:27):

FTS. Please send master enable and watchdog on AFT.

Speaker 24 (01:39:36):

Master enable issued.

Speaker 24 (01:39:40):

Issuing watchdog.

Speaker 24 (01:39:52):

Two minutes.

Speaker 4 (01:39:55):

EFT if master enable is enabled, I have to use green ready for flight.

Speaker 24 (01:40:00):

Copy. Thank you.

Thomas Burghardt (01:40:03):

Coming up on 90 seconds. Let's listen in to the final seconds of the countdown for Astra LV0006.

Speaker 5 (01:40:20):

90 seconds.

Speaker 4 (01:40:38):

ACE at this time, please start PSD recordings.

Speaker 11 (01:40:43):

PSD recording started.

Speaker 4 (01:40:49):

60 seconds.

Speaker 4 (01:40:52):

The vehicle is on internal control. First stage tanks are pressing.

Speaker 4 (01:41:05):

45 seconds.

Speaker 4 (01:41:05):

Per stage is that liftoff pressures, 30 seconds.

Speaker 4 (01:41:39):

Water on 10, 9, 8, 7, 6 5 4 3 2 1, Mission zero abort.

Speaker 5 (01:41:54):

That can idle [inaudible 01:42:02].

Carolina Grossman (01:42:02):

Looks like an abort was called at T zero.

Carolina Grossman (01:42:11):

The team will look into the issue and we will hopefully make another attempt.

Speaker 4 (01:42:21):

Tango confirmed that lots of tanks were venting.

Speaker 18 (01:42:27):

[inaudible 01:42:27] tanks is venting.

Speaker 4 (01:42:47):

You confirm Igniters are off and everything is at idle. Confirm vehicle has gone back to GSC power.

Thomas Burghardt (01:43:04):

We got an abort call right near T-0. Teams are currently working through their abort procedures and we are standing by for word of the next attempt.

Speaker 5 (01:43:20):

Equals on UC power.

Speaker 4 (01:43:38):

And Tango please deactivate launch machine at this time.

Speaker 4 (01:43:53):

Okay, going from aboard to recycle track list at this time, Odin, you are good to pull logs.

Carolina Grossman (01:46:07):

So it sounds like the abort was called by our guidance system near T-0. It looked like the engines successfully lit, but the guidance system called an abort. Team is looking into the issue and we will hopefully recycle and we will begin our recycled attempt at T-minus 15 minutes at the top of our terminal count.

Thomas Burghardt (01:46:27):

Just to reminder, there is a fair bit of time in today's launch window, so plenty of time for the team to work through this issue and work towards their next attempt.

Speaker 4 (01:47:47):

This LD on countdown. We're going to scrub for the day. Thank you everybody for following along, but we need to investigate the misfire, and attempt to make another go-around tomorrow.

Carolina Grossman (01:48:10):

All right, and as you've just heard from our launch director, we are going to stand down for the day to troubleshoot the abort that was triggered at T zero. Our window does continue until September 11th. So there's plenty of time for us to try again, and we'll announce our next launch attempt on Twitter. So make sure you're following us at Astra. Thank you so much for joining us.

Thomas Burghardt (01:48:32):

Yes. Thank you Astra for allowing us to share today's webcast. Today's launch attempt with everybody and thank you all so much for watching. Stay tuned for coverage of the next launch at 10, after the teams are able to complete their investigation, that today's abort and see when the next attempt to may be, but stay tuned for future spaceflight news coverage. Carolina thank you so much for joining me today.

Carolina Grossman (01:48:51):

Thank you, Thomas.

Thomas Burghardt (01:48:53):

Absolutely. Until next time, we'll see you then. Thanks for watching.

PART 4 OF 4 ENDS [01:49:49]